Exhibit 4.2
RIGHTS CERTIFICATE #: NUMBER OF RIGHTS: THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED DECEMBER 21, 2009 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON, INC., AS THE INFORMATION AGENT. Clearwire Corporation Incorporated under the laws of the State of Delaware CUSIP NO.:: SUBSCRIPTION RIGHTS CERTIFICATE Evidencing Subscription Rights to Purchase Shares of Class A Common Stock of Clearwire Corporation Subscription Price: $7.33 per share VOID IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JUNE 21, 2010, UNLESS EXTENDED BY THE COMPANY REGISTERED OWNER: THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase 0.4336 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of Clearwire Corporation, a Delaware corporation, at a subscription price of $7.33 per share (the “Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and in the “Instructions as to Use of Clearwire Corporation Corporation Subscription Rights Certificates” accompanying this Subscription Rights Certificate. The Rights represented by this Subscription Rights Certificate may be exercised by duly completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Class A Common Stock as to which the Rights evidenced by this Subscription Rights Certificate are exercised, in accordance with the “Instructions as to Use of Clearwire Corporation Subscription Rights Certificates” that accompany this Subscription Rights Certificate. The Rights represented by this Subscription Rights Certificate are governed by the laws of the State of Delaware. Transferable upon the books of Clearwire Corporation, in person or by duly authorized attorney upon surrender of this Subscription Rights Certificate properly endorsed. This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Clearwire Corporation and the signatures of its duly authorized officers Dated: Hope F. Cochran Senior Vice President, Finance and Treasurer Broay R. Hodder Senior Vice President, General Counsel and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE Delivery other than in the manner or to the addresses listed below will not constitute valid delivery. If delivering by hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, New York 10038 If delivering by mail or overnight courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219 PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS To subscribe for shares pursuant to your Subscription Privilege, please complete lines (a) and (b) and sign under Form 4 below. To the extent you subscribe for more shares than you are entitled, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe. (a) EXERCISE OF SUBSCRIPTION PRIVILEGE: I exercise ___rights x 0.4336 = ___(no. of rights) (ratio) (no. of new shares) Therefore, I apply for ___shares x $ 7.33 = $___(no. of new shares) (subscription price) (amount enclosed) (b)METHOD OF PAYMENT (CHECK ONE) ☐ Cashier’s or certified check drawn on a U.S. bank, payable to “American Stock Transfer & Trust Company, as Subscription Agent.” ☐ Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # ___American Stock Transfer Clearwire Corporation, with reference to the rights holder’s name. FORM 2-TRANSFER TO DESIGNATED TRANSFEREE To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5. For value received ___of the subscription rights represented by this Subscription Rights Certificate are assigned to: ___ ___Social Security # or Taxpayer ID #:___Signature(s): ___IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever. FORM 3-DELIVERY TO DIFFERENT ADDRESS If you wish for the Class A Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5. ___ ___~S.CONT___ ___FORM 4-SIGNATURE TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. Signature(s): ___IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever. FORM 5-SIGNATURE GUARANTEE This form must be completed if you have completed any portion of Forms 2 or 3. Signature Guaranteed: ___(Name of Bank or Firm) By:___(Signature of Officer) IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membershi p in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15. ~S.CONT FOR INSTRUCTIONS ON THE USE OF CLEARWIRE CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT GEORGESON, INC., THE INFORMATION AGENT, AT (800) 279-6913.